NEWS RELEASE

NCR Voyix Reports First Quarter Results

ATLANTA, May 9, 2024 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”), a leading global provider of digital commerce solutions, reported financial results today for the three months ended March 31, 2024.

In millions	Q1 2024	Q1 2023	% Change
Revenue (GAAP)	$862	$916	(6)%
Normalized revenue	$858	$889	(3)%
Net income (loss) from continuing operations attributable to NCR Voyix	$(40)	$(66)	(39)%
Adjusted EBITDA	$120	$124	(3)%
Normalized adjusted EBITDA	$122	$125	(2)%

“We continued to execute on our product-led strategy in the first quarter, driving customer conversions to our Commerce Platform and signing new customers,” said David Wilkinson, NCR Voyix CEO. “We see opportunities across all of our segments to enhance our existing customer relationships, expand our market share and deliver market-leading technology and best-in-class services, the combination of which will drive profitable growth.”

Q1 2024 Key Highlights
•Software & Services Revenue of $666 million, an increase of 2% compared to the prior year
•Total Segment ARR of $2.1 billion, an increase of 5% compared to 2023
•Software ARR of $1.3 billion, an increase of 6% compared to 2023
•Reported diluted EPS of $(0.31), non-GAAP diluted EPS of $0.13
•Progress on transformation initiatives to drive cost savings

In millions	Q1 2024	Q1 2023	% Change
Retail
Revenue	$491	$528	(7)%
Adjusted EBITDA	$86	$83	4%

Restaurants
Revenue	$202	$211	(4)%
Adjusted EBITDA	$55	$44	25%

Digital Banking
Revenue	$147	$137	7%
Adjusted EBITDA	$54	$49	10%

Financial Outlook

The Company is reiterating full year 2024 guidance as follows:

Full Year
Total Revenue	$3,600M – $3,700M
Software & Services Revenue	$2,700M – $2,750M
Hardware Revenue	$900M – 950M
Adjusted EBITDA	$632M – $657M
Adjusted Free Cash Flow-Unrestricted	$155M – $185M

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release. Our Adjusted EBITDA for historic periods after giving effect to the spin-off of NCR Atleos includes certain costs historically allocated to NCR Atleos that do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Accordingly, our guidance for Adjusted EBITDA in 2024 is more comparable to our historical Normalized Adjusted EBITDA, which includes an adjustment for these estimated costs. With respect to our Adjusted EBITDA and Adjusted free cash flow-unrestricted guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations, GAAP cash flow from operating activities and GAAP diluted earnings per share from continuing operations without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

First Quarter 2024 Earnings Conference Call

NCR Voyix management will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the Company’s results for the first quarter. Access to the webcast and the accompanying slides are available on the Investor Relations section of the Company’s website at https://investor.ncrvoyix.com. Participants may access the live call by dialing 877-407-3088 (United States/Canada Toll-free) or +1 201-389-0927 (International Toll) and requesting to be connected to the conference call. A replay of the audio webcast will be archived on the Company’s website following the live event.

More information on the Company’s first quarter earnings is available on the NCR Voyix Investor Relations section of the Company's website at https://investor.ncrvoyix.com.
About NCR Voyix
NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail, restaurant and digital banking industries. NCR Voyix transforms retail stores, restaurant systems and digital banking experiences with comprehensive, platform-led SaaS and services capabilities. NCR Voyix is headquartered in Atlanta, Georgia, with customers in more than 40 countries across the globe.

Website: https://investor.ncrvoyix.com
Twitter: https://www.x.com/ncr_voyix/
Facebook: https://www.facebook.com/ncrcorp
Instagram: https://www.instagram.com/ncrvoyix/
LinkedIn: https://www.linkedin.com/company/ncrvoyix/
YouTube: https://www.youtube.com/@ncrvoyix

News Media Contact
Lee Underwood
lee.underwood@ncrvoyix.com

Investor Contact
Alan Katz
alan.katz@ncrvoyix.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: statements regarding: the estimated or anticipated future results and benefits of the Company’s plans and operations; the Company’s expectations of demand for its solutions and the impact thereof on the Company's financial results in 2024; the Company’s ability to deliver increased value to customers and stockholders; statements regarding the spin-off of NCR Atleos, including, but not limited to, statements regarding the future commercial or financial performance of the Company following such transaction, and value creation and the ability to innovate and drive growth generally as a result of such transaction; and the Company’s ability to offset losses incurred from fraudulent ACH disbursements from a Company bank account identified in February 2024 through cooperation with law enforcement and the Company’s banks or through insurance proceeds. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: challenges with transforming and growing our business, including our ability to attract new customers, increase use of our platform by existing customers and cross-sell additional products and solutions; development and introduction of new, competitive solutions on a timely, cost-effective basis; our ability to compete effectively against new and existing competitors; our ability to maintain a consistently high level of customer service; our ability to successfully manage our profitability and cost reduction initiatives; integration of acquisitions and management of other strategic transactions; the potential strategic benefits, synergies or opportunities expected from the Spin-Off may not be realized or may take longer to realize than expected; any unforeseen tax liabilities or impacts resulting from the Spin-Off, requests, requirements or penalties imposed by any governmental authorities related to certain existing liabilities; domestic and global economic and credit conditions; downturn or consolidation in the financial services industry; difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using artificial intelligence; risks and uncertainties associated with our payments-related business; disruptions in our data center hosting and public cloud facilities; any failures or delays in our efforts to modernize our information technology infrastructure; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event; geopolitical and macroeconomic challenges or events or acts of terrorism; environmental exposures from historical manufacturing activities; the impact of cybersecurity incidents on our business, including the April 2023 ransomware incident, and efforts to prevent or mitigate such incidents and any related impacts on our operations; efforts to comply with applicable data protection and data privacy laws; our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or other liabilities or obligations; access to the capital markets and other sources of financing; our cash flow sufficiency to service our indebtedness; interest rate risks and increased costs of borrowings; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness; our obligations under other financing arrangements, or required repurchase of our senior unsecured notes; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; unforeseen tax liabilities or changes in tax law; our failure to maintain effective internal control over financial reporting and disclosure controls and procedures and our ability to remediate material weaknesses in our internal control over financial reporting; the write down of the value of certain significant assets; allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; and uncertainties regarding regulations, lawsuits and other related matters; rights preferences and privileges of holders of our Series A Convertible Stock compared to the rights of our common stockholders; impact of the terms of our Series A Convertible Preferred Stock relating to voting power, share dilution and market price of our common stock; actions or proposals from stockholders that do not align with our business strategies or the interest of our stockholders; and other factors presented in “Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings we make with the U.S. Securities and Exchange Commission (“SEC”), which we advise you to review.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and should not be relied upon as representing our plans and expectations as of any subsequent date. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release the Company also uses the non-GAAP measures listed and described below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). The Company determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. Separation-related costs include costs incurred as a result of the spin-off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The Company uses Adjusted EBITDA to manage and measure the performance of its business segments. The Company also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Normalized Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Normalized Adjusted EBITDA) and Normalized Revenue. The Company determines Normalized Adjusted EBITDA for a given period by further adjusting its Adjusted EBITDA for estimated costs historically allocated to NCR Atleos that do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Normalized Adjusted EBITDA and Normalized Revenue also removes revenue and for Normalized Adjusted EBITDA the costs associated with the transfer or pending transfer of NCR Atleos-related operations in all foreign countries that have not occurred by March 31, 2024 from Adjusted EBITDA. In addition, Normalized Adjusted EBITDA and Normalized Revenue adjusts for all divestitures that occurred in prior periods that are not treated as discontinued operations under GAAP. The Company uses Normalized Adjusted EBITDA and Normalized Revenue to estimate the performance of the continuing business following the spin-off. The Company believes that Normalized Adjusted EBITDA and Normalized Revenue provide useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations following the spin-off and allow for more easy comparisons period over period.

The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Non-GAAP Diluted Earnings Per Share (EPS). The Company determines Non-GAAP EPS by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs, fraudulent ACH disbursements costs, and transformation and restructuring activities, from the Company’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, the Company's management uses these non-GAAP measures to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because they provide a more complete understanding of the Company’s underlying operational performance, as well as consistency and comparability with the Company’s past reports of financial results.

Adjusted free cash flow-unrestricted NCR Voyix management uses a non-GAAP measure called “adjusted free cash flow-unrestricted” to assess the financial performance of the Company. We define free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus net reductions or reinvestments in the trade receivables facility due to fluctuations in the outstanding balance of receivables sold, restricted cash settlement activity, NCR Atleos settlement activity, net cash provided by (used in) environmental discontinued operations plus acquisition-related items, and plus pension contributions and settlements. NCR Atleos settlement activity relates to changes in amounts owed to and amounts due from NCR Atleos for activity related to items governed by the separation and distribution agreement. Activity from the commercial and transition services agreements are not included in this adjustment. We believe adjusted free cash flow-unrestricted information is useful for investors because it relates the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions, and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP, and therefore the Company’s definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.

Reconciliation of Net Income from Continuing Operations Attributable to NCR Voyix (GAAP) to Adjusted Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q1 2024	Q1 2023
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$(40)	$(66)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	66	59
Acquisition-related amortization of intangibles	14	17
Interest expense	39	83
Interest income	(2)	(3)
Income tax expense (benefit)	(14)	5
Stock-based compensation expense	13	25
Transformation and restructuring costs	32	3
Separation costs	5	2
Loss (gain) on disposal of businesses	(7)	(3)
Foreign currency devaluation	15	—
Fraudulent ACH disbursements	(1)	2
Adjusted EBITDA (Non-GAAP)	$120	$124
Less: Divestitures(1)	—	(7)
Less: NCR Atleos delayed country transfers	2	(7)
Plus: Estimated costs historically allocated to NCR Atleos	—	15
Normalized Adjusted EBITDA (Non-GAAP)	$122	$125
(1)2023 Divestiture amounts shown in table represent the quarterly impact of the non-core payments and Austria-hardware divestitures.

Reconciliation of Revenue to Normalized Revenue

$ in millions	Q1 2024	Q1 2023
Revenue	$862	$916
Less: Divestitures(1)	—	(15)
Less: NCR Atleos delayed country transfers	(4)	(12)
Normalized Revenue	$858	$889
(1)2023 Divestiture amounts shown in table represent the quarterly impact of the non-core payments and Austria-hardware divestitures.

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

Q1 2024
Diluted Earnings Per Share from Continuing Operations (GAAP)(1)	$(0.31)
Transformation and restructuring costs	0.17
Fraudulent ACH disbursements	(0.01)
Loss (gain) on disposal of businesses	(0.04)
Stock-based compensation expense	0.08
Acquisition-related amortization of intangibles	0.07
Separation costs	0.02
Foreign currency devaluation	0.07
Diluted Earnings Per Share from Continuing Operations (Non-GAAP)(1)	$0.13
(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

$ in millions	Q1 2024	Q1 2024 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$(40)	$21
Dividends on convertible preferred shares	(4)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(44)	$21
Weighted average outstanding shares:
Weighted average diluted shares outstanding	143.5	146.8
Weighted as-if converted preferred shares	—	15.9
Total shares used in diluted earnings per share	143.5	162.7
Diluted earnings per share from continuing operations	$(0.31)	$0.13

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Period Ended March 31
	Three Months
	2024	2023
Revenue
Product	$232	$291
Service	630	625
Total Revenue	862	916
Cost of products	200	269
Cost of services	466	417
Total gross margin	196	230
% of Revenue	22.7%	25.1%
Selling, general and administrative expenses	132	155
Research and development expenses	60	49
Income (loss) from operations	4	26
% of Revenue	0.5%	2.8%
Interest expense	(39)	(83)
Other income (expense), net	(20)	(4)
Total interest and other expense, net	(59)	(87)
Income (loss) from continuing operations before income taxes	(55)	(61)
% of Revenue	(6.4)%	(6.7)%
Income tax expense (benefit)	(14)	5
Income (loss) from continuing operations	(41)	(66)
Income (loss) from discontinued operations, net of tax	—	74
Net income (loss)	(41)	8
Net income (loss) attributable to noncontrolling interests	(1)	—
Net income (loss) attributable to noncontrolling interests of discontinued operations	—	1
Net income (loss) attributable to NCR Voyix	$(40)	$7
Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(40)	$(66)
Dividends on convertible preferred stock	(4)	(4)
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	(44)	(70)
Income (loss) from discontinued operations, net of tax	—	73
Net income (loss) attributable to NCR Voyix common stockholders	$(44)	$3
Income (loss) per share attributable to NCR Voyix common stockholders:
Income (loss) per common share from continuing operations
Basic	$(0.31)	$(0.50)
Diluted (1)	$(0.31)	$(0.50)
Net income (loss) per common share
Basic	$(0.31)	$0.02
Diluted (1)	$(0.31)	$0.02
Weighted average common shares outstanding
Basic	143.5	139.6
Diluted (1)	143.5	139.6

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on the Company’s Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR VOYIX CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Period Ended March 31
	Three Months
	2024	2023	% Change
Revenue by segment
Retail	$491	$528	(7)%
Restaurants	202	211	(4)%
Digital Banking	147	137	7%
Corporate and Other(1)	22	40	(45)%
Total revenue	$862	$916	(6)%

Adjusted EBITDA by segment
Retail	$86	$83	4%
Retail Adjusted EBITDA margin %	17.5%	15.7%
Restaurants	55	44	25%
Restaurants Adjusted EBITDA margin %	27.2%	20.9%
Digital Banking	54	49	10%
Digital Banking Adjusted EBITDA margin %	36.7%	35.8%
Segment Adjusted EBITDA	195	176	11%
Segment Adjusted EBITDA margin %	23.2%	20.1%
Corporate and Other(1)	(75)	(52)	44%
Total Adjusted EBITDA	$120	$124	(3)%
Total Adjusted EBITDA margin %	13.9%	13.5%
(1) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to any of our three individual reportable segments along with certain non-strategic businesses that are considered immaterial operating segment(s) and certain countries which are expected to transfer to NCR Atleos during 2024, as well as commercial agreements with NCR Atleos.

NCR VOYIX CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

In millions, except per share amounts	March 31, 2024	December 31, 2023
As of December 31 (in millions except per share amounts)	2024	2023
Assets
Current assets
Cash and cash equivalents	$246	$262
Accounts receivable, net of allowances of $28 and $29 as of March 31, 2024 and December 31, 2023, respectively	484	477
Inventories	259	251
Restricted cash	22	21
Prepaid and other current assets	227	187
Current assets of discontinued operations	—	8
Total current assets	1,238	1,206
Property, plant and equipment, net	208	212
Goodwill	2,039	2,040
Intangibles, net	277	291
Operating lease assets	240	236
Prepaid pension cost	41	43
Deferred income taxes	235	239
Other assets	729	723
Total assets	$5,007	$4,990
Liabilities and stockholders’ equity (deficit)
Current liabilities
Short-term borrowings	$15	$15
Accounts payable	482	505
Payroll and benefits liabilities	100	149
Contract liabilities	260	194
Settlement liabilities	43	39
Other current liabilities	435	426
Current liabilities of discontinued operations	—	5
Total current liabilities	1,335	1,333
Long-term debt	2,658	2,563
Pension and indemnity plan liabilities	162	165
Postretirement and postemployment benefits liabilities	44	43
Income tax accruals	64	64
Operating lease liabilities	259	254
Other liabilities	245	265
Noncurrent liabilities of discontinued operations	—	2
Total liabilities	4,767	4,689
Commitments and Contingencies (Note 10)
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 shares issued and outstanding as of March 31, 2024 and December 31, 2023; redemption amount and liquidation preference of $276 as of March 31, 2024 and December 31, 2023	276	276
Stockholders’ equity (deficit)
NCR Voyix stockholders’ equity (deficit)
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 144.6 and 142.6 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Paid-in capital	879	874
Retained earnings (deficit)	(463)	(421)
Accumulated other comprehensive loss	(451)	(429)
Total NCR Voyix stockholders’ equity (deficit)	(34)	25
Noncontrolling interests in subsidiaries	(2)	—
Total stockholders’ equity (deficit)	(36)	25
Total liabilities and stockholders’ equity (deficit)	$5,007	$4,990

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Period Ended March 31
	Three Months
	2024	2023
Operating activities
Net income (loss)	$(41)	$8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	81	151
Stock-based compensation expense	13	32
Deferred income taxes	6	6
Loss (gain) on disposal of property, plant and equipment and other assets	—	2
(Gain) loss on divestiture	(7)	(3)
Changes in assets and liabilities:
Receivables	17	65
Inventories	—	(45)
Current payables and accrued expenses	(61)	20
Contract liabilities	61	95
Employee benefit plans	(3)	(16)
Other assets and liabilities	(101)	(4)
Net cash provided by (used in) operating activities	$(35)	$311
Investing activities
Expenditures for property, plant and equipment	$(8)	$(19)
Additions to capitalized software	(53)	(64)
Business acquisitions, net of cash acquired	—	(6)
Proceeds from divestiture, net	7	3
Net cash provided by (used in) investing activities	$(54)	$(86)
Financing activities
Payments on term credit facilities	(4)	(26)
Payments on revolving credit facilities	(122)	(448)
Borrowings on revolving credit facilities	220	318
Cash dividend paid for Series A preferred shares dividends	(4)	(4)
Proceeds from employee stock plans	—	6
Tax withholding payments on behalf of employees	(8)	(16)
Principal payments for finance lease obligations	(2)	(5)
Net cash provided by (used in) financing activities	$80	$(175)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	(10)
Increase (decrease) in cash, cash equivalents, and restricted cash	$(16)	$40
Cash, cash equivalents and restricted cash at beginning of period	285	740
Cash, cash equivalents, and restricted cash at end of period	$269	$780